SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    Form 8-K

                             CURRENT REPORT PURSUANT

                          TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): December 20, 2001
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                            The Leather Factory, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
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                 (State or Other Jurisdiction of Incorporation


         1-12368                                        75-2543540
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(Commission File Number)                    (IRS Employer Identification Number)


3847 East Loop 820 South, Fort Worth, Texas                             76119
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(Address of Principal Executive Offices)                              (Zip Code)


                                 (817) 496-4414
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

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Item 5.  Other Events

         The Leather Factory, Inc. is announcing plans to expand the operations of its Tandy Leather Company subsidiary through the introduction of Tandy Leather retail stores beginning in January 2002. The Registrant anticipates that it will open most of these stores as new stores, although it may acquire existing leathercraft stores and convert them to Tandy Leather stores if the opportunity arises on attractive terms. The Registrant plans to fund these new stores with cash flow and profits from operations. Therefore, the speed at which these new stores can be opened will be dependent on future earnings.

         At present, the Registrant sells Tandy Leather products through the Internet, by catalogue sales, and through wholesalers.

         This filing may contain forward-looking statements. All forward-looking statements made here or in other filings made by The Leather Factory, Inc. are based on current expectations as of the date of the release. These forward-looking statements involve risks and uncertainties that could cause the results of The Leather Factory, Inc. to differ materially from management's current expectations. Many of these risks and uncertainties are detailed from time to time in TLF's reports filed with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and the most recent quarterly report on Form 10-Q. In addition, investors should be aware that there are business risks associated with opening a new line of retail stores. These risks include the possibility that stores will not be economically successful or that economic conditions will impede their profitability.

Item 9.  Regulation FD Disclosure

         The Registrant is issuing the following press release:

                            * * * * * * * * * * * * *

FOR IMMEDIATE RELEASE                                          December 21, 2002


           Leather Factory Adds New Strategy for Tandy Leather Company

FORT WORTH, TEXAS - The Leather Factory, Inc. (AMEX: TLF) today announced plans to expand its Tandy Leather Company subsidiary ("Tandy") through the introduction of Tandy Leather retail stores beginning in January 2002. At present, Tandy products are sold through the Internet, by catalogue sales and through wholesalers.

The company anticipates that it will open most new Tandy outlets as new stores, although it may acquire existing leathercraft stores and convert them to Tandy stores if the opportunity arises with attractive terms. The exact number and locations of the anticipated stores has not been released, however the company indicated that more details would be announced soon.

Wray Thompson, Chairman and Chief Executive Officer of The Leather Factory, Inc. commented, "Tandy traces its origins back to 1919, and for this reason, the name has high recognition within our industry. We believe that Tandy's core market group is the retail customer. When we acquired Tandy, our focus was to re-center its existing product line and operating processes, while planning and positioning the company for potential growth options. We still have some work to do, but believe that the best opportunity for growth is through the development of Tandy Leather retail stores. Also, we think that we can apply our retail experience with The Leather Factory outlets to our new Tandy stores." The company presently operates 30 sales and distribution units located in nineteen states and Canada under "The Leather Factory" name.

Mr. Thompson added, "We will not leverage our future to open these stores. Our plan is to open Tandy stores from cash flow and profits generated from operations. The speed at which we open these stores will be dependent on future earnings."

Tandy will continue offering its products through the Internet, mail-order catalogues and wholesalers.

The Leather Factory, Inc., (http://www.leatherfactory.com), headquartered in Fort Worth, Texas, is an international marketer and wholesale distributor of a broad product line including leather, leatherworking tools, buckles and adornments for belts, leather dyes and finishes, shoe repair supplies, saddle and tack hardware, and do-it-yourself kits, and is a manufacturer and distributor of fancy hat trims, leather lacing and kits. The Company distributes its products through 30 sales and distribution units located throughout the U.S. and Canada and through its subsidiary, Tandy Leather Company, via mail/telephone/website orders (http://www.tandyleather.com). Its common stock trades on the American Stock Exchange with the symbol "TLF".

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

                                            THE LEATHER FACTORY, INC.



Date: December 20, 2001                 BY: /s/ Wray Thompson
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                                           Wray Thompson, Chairman of the Board,
                                           President and Chief Executive Officer